As filed with the Securities and Exchange Commission on December 26, 1995
                                                     Registration No. 33-53095


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                               Amendment No. 2 to
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                                  CONSECO, INC.
             (Exact name of Registrant as specified in its charter)


          Indiana                                           35-1468632
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                          11825 N. Pennsylvania Street
                                Carmel, IN 46032
                                 (317) 817-6100
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)



                              Mr. Lawrence W. Inlow
                          11825 N. Pennsylvania Street
                                Carmel, IN 46032
                                 (317) 817-6163
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                         CALCULATION OF REGISTRATION FEE

                                                                             Proposed           Proposed
                                                       Amount to be           Maximum            Maximum             Amount of
             Title of Each Class of                   Registered (1)      Offering Price        Aggregate          Registration
           Securities to be Registered                                      Per Unit(2)      Offering Price          Fee(3)(4)
           ---------------------------                -------------         ----------       --------------          ---------

Debt Securities
Preferred Stock
Depositary Shares
Common Stock                                       $400,000,000                100%       $400,000,000          $137,932
Warrants

(1) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $400,000,000. The Prospectus included herein covers $400,000,000 of securities. In addition, this Registration Statement relates to such presently indeterminate number of securities as may be issuable from time to time upon conversion or exchange of the securities being registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest and dividends, if any.
(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the offering price rather than the principal amount of any Debt Securities issued at a discount or the liquidation value of any Preferred Stock.
(4)     The  Registrant  paid $68,966 of this amount on April 11, 1994 upon the
        initial   filing  of  this   Registration   Statement   in  respect  of
        $200,000,000 of Debt Securities and paid an additional $34,483 upon the filing of Amendment No. 1 when the aggregate amount registered was increased to $300,000,000. Accordingly, the additional registration fee payable in connection with this Amendment No. 2 is $34,483.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER 26, 1995
PROSPECTUS


                                  Conseco, inc.

                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                  Common Stock
                                    Warrants





         Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Conseco (the "Debt
Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") as described herein, (iii) shares of its common stock, no par value per share ("Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are herein collectively referred to as the "Securities."


         Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange and other special terms; (ii) in the case of Preferred Stock and Depositary Shares, the specific designation, stated value and liquidation preference per share and number of shares offered, the purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, and other special terms, including whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock represented by each Depositary Share; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; and (iv) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised.



         The offering price to the public of the Securities will be limited to U.S. $400,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by Conseco). The Debt Securities may be denominated in United States dollars or, at the option of Conseco if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

         The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

         This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this Prospectus is , 1995.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

         Conseco is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Conseco with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Conseco has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission.
Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to Conseco and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated herein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Conseco with the Commission pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1994, (ii) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995 and (iii) Current Reports on Form 8-K dated December 23, 1994 and August 31, 1995, as amended. All documents filed by Conseco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

         Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

         Conseco will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James W. Rosensteele, Vice President, Investor Relations, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone number: (317) 817-2893).

FOR NORTH CAROLINA RESIDENTS:

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


         State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.


         No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates, or an offer to sell or a solicitation of an offer to buy those securities to which it relates, in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                                   THE COMPANY

         Conseco is a financial services holding company. Conseco: (i) owns and operates life insurance companies; (ii) provides investment management, administrative and other services to affiliates and non-affiliates for fees; and
(iii) acquires and restructures life insurance companies in partnership with other investors. Conseco's operating strategy for acquired businesses is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels and to focus resources on the development and expansion of profitable products and strong distribution channels. The companies Conseco targets for acquisition have profitable niche products, strong distribution systems and progressive management teams who can work with Conseco to implement Conseco's operating and growth strategies. The insurance companies in which Conseco has made investments develop, market, issue and administer primarily annuity, individual health insurance and life insurance products.

         The Company's principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Its telephone number is
(317) 817-6100.


                                 USE OF PROCEEDS

         Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of any Securities are expected to be used by Conseco for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

            RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth Conseco's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the five years ended December 31, 1994, and for the nine-month periods ended September 30, 1994 and 1995:

                                                          Year Ended December 31,                September 30,
                                                ----------------------------------------         ----------------
                                                1990      1991     1992    1993     1994         1994        1995
                                                ----      ----     ----    -----    ----         ----        ----

Ratio of Earnings to fixed charges (1)......    1.17X     1.32X    1.54X   2.19X    2.26X       3.18X       1.53X
Ratio of earnings to fixed charges,
  excluding interest on annuities and
  financial products (1) (2)................    1.97X     3.41X    6.24X   8.85X    4.55X       5.54X       3.62X
Ratio of earnings to fixed charges and
  preferred stock dividends.................    1.14X     1.30X    1.50X   2.04X    1.99X       2.64X       1.47X
Ratio of earnings to fixed charges and
  preferred stock dividends, excluding interest
  on annuities and financial
  products (2)..............................    1.74X     2.99X    5.09X   6.00X    3.30X       3.89X       3.01X


(1)      Excludes preferred stock dividends.

(2) Excludes interest credited to annuity and financial products of $314.7 million, $576.7 million, $506.8 million, $408.5 million and $134.7 million for the years ended December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and $51.9 million and $432.8 million for the nine months ended September 30, 1994 and 1995, respectively.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). The Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture", each, an "Indenture" and, together, the "Indentures"), in each case between Conseco and the trustee identified therein (the "Trustee"), copies of which will be filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture that bear the same section numbers.

         The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

General

         The Debt Securities will be unsecured obligations of Conseco. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of Conseco. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of Conseco. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of Conseco. See "- Subordination under the Subordinated Indenture."

         Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title, designation and purchase price, of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Conseco; (9) the obligation, if any, of Conseco to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (10) the denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Conseco or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;
(13) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (14) any addition to, or modification or deletion of, any Event of Default or any covenant of Conseco specified in the Indenture with respect to such Debt Securities; (15) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities;
(16) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (17) any United States Federal income tax considerations applicable to holders of the Debt Securities; and (18) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

         Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5.)

         Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

         If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain U.S. Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

Payment, Registration, Transfer and Exchange

         Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of Conseco maintained for that purpose as Conseco may designate from time to time, except that, at the option of Conseco, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

         Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Conseco may appoint from time to time. The paying agents outside the United States initially appointed by Conseco for a series of Debt Securities will be named in the Prospectus Supplement. Conseco may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Conseco will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Conseco will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2.)

         Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Conseco maintained for such purpose as designated by Conseco from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

Global Debt Securities

         The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depositary") or with a nominee for the depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section [3.3] of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5.)

         The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Conseco expects that the following provisions will apply to such depository arrangements.

         Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Conseco, if such Debt Securities are offered and sold directly by Conseco. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

         So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. Conseco understands that, under existing industry practices, if Conseco requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depositary would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

         Conseco expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. Conseco also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of Conseco, the respective Trustees or any agent of Conseco or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8.)

         Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depositary is not appointed by Conseco within 90 days, Conseco will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Conseco may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5.)

         The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt

Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

Consolidation, Merger or Sale by Conseco

         Conseco shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which Conseco is merged or the corporation which acquires its assets is organized in the United States; (ii) the corporation formed by such consolidation or into which Conseco is merged expressly assumes all of the obligations of Conseco under each Indenture; and
(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Conseco is merged or to which such sale is made, shall succeed to, and be substituted for Conseco under each Indenture. (Section 7.1.)

Events of Default, Notice and Certain Rights on Default

         Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Conseco (and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2.)

         Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to Conseco by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default resulting in acceleration of other indebtedness of Conseco for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Conseco by the Trustee or to Conseco and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of Conseco. (Section 5.1.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7).)

         Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

         Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

         Each Indenture includes a covenant that Conseco will file annually with the Trustee a certificate as to Conseco's compliance with all conditions and covenants of such Indenture. (Section 9.5.)

         The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.7.)

Modification of the Indentures

         Each Indenture contains provisions permitting Conseco and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Conseco and the assumption of the covenants of Conseco by a successor to Conseco; (ii) to add to the covenants of Conseco or surrender any right or power of Conseco; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. (Section 8.1.)

         Each Indenture also contains provisions permitting Conseco and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of Conseco to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2.)

Subordination under the Subordinated Indenture

         In the Subordinated Indenture, Conseco will covenant and agree that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the
Subordinated Indenture. (Section 12.1 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on: (i) all indebtedness of Conseco, whether outstanding  on the date of the  issuance of  Subordinated  Debt  Securities  or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Conseco is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. (Section 12.2 of the Subordinated Indenture.)

         If (i) Conseco defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Conseco by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities. (Section 12.4 of the Subordinated Indenture.)

         In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Conseco, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Conseco, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by Conseco for the benefit of creditors or
(iv) any other marshalling of the assets of Conseco, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Conseco on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Conseco or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Conseco being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.3 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Conseco. (Section 12.9 of the Subordinated Indenture.)

         Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Conseco and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Conseco on account of Senior Indebtedness, and not on account of Subordinated Debt Securities. (Section 12.7 of the Subordinated Indenture.)

         The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt Securities.

Defeasance and Covenant Defeasance

         If indicated in the applicable Prospectus Supplement, Conseco may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Conseco must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article 4.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1.)


         In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "- Subordination under the Subordinated Indenture" above, would prevent Conseco from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 4.6(j) of the Subordinated Indenture.)


         Conseco may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Conseco exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.4.) If Conseco exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

The Trustees


     is the Trustee under the Senior Indenture. is the Trustee under the Subordinated Indenture. Conseco may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.


                          DESCRIPTION OF CAPITAL STOCK


         At November 1, 1995, the authorized capital stock of Conseco was 520,000,000 shares, consisting of:

                  (a) 20,000,000 shares of Preferred Stock, of which 5,750,000 shares were designated as Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock"), of which 5,669,725 shares were outstanding; and

                  (b) 500,000,000 shares of Common Stock, of which 20,237,224 shares were outstanding.

         In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Conseco is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it including, without limitation, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting each such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation of Conseco, as amended (the "Articles of Incorporation").

         The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

         The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

         As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

         All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

Common Stock

         Dividends. Except as provided below, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock).

         Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock any action submitted to shareholders is approved if the number of votes cast in favor of such action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

         Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

         Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

         The transfer agent and registrar with respect to the Common Stock is First Union National Bank of North Carolina.

         All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

Series D Preferred Stock

         Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Stock which may from time to time be issued by the Company, the holders of Series D Preferred Stock are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series D Preferred Stock, out of assets legally available for dividends, cumulative preferential cash dividends from the issue date of the Series D Preferred Stock (January 26, 1993), accruing at the rate per share of $3.25 per annum or $.8125 per quarter, payable quarterly in arrears on the 15th day of each January, April, July and October or, if any such date is not a business day, on the next succeeding business day.

         Dividends on the Series D Preferred Stock accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared, and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

         Voting Rights. Except as indicated below, or except as expressly required by applicable law, the holders of the Series D Preferred Stock have no voting rights.

         If the equivalent of six quarterly dividends payable on the Series D Preferred Stock is in arrears, the number of directors of the Company will be increased by two and the holders of Series D Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock ranking on a parity with the Series D Preferred Stock, whether as to payment of dividends or the distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect, within 120 days, two directors for one-year terms to fill such vacancies, either at the Company's next annual meeting of shareholders or at a special meeting. Such right to elect two additional directors shall continue at each subsequent annual meeting until all dividends in arrears have been paid or declared and set apart for payment. Upon payment or declaration and reservation of funds for payment of all such dividends in arrear, the term of office of each such director so elected shall immediately terminate and the number of directors constituting the entire Board of Directors of the Company shall be reduced by the number of directors elected by the holders of the Series D Preferred Stock and any other series of preferred stock ranking on a parity with the Series D Preferred Stock as discussed above.

         Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of Series D Preferred Stock and any one or more other series of preferred stock of the Company similarly affected, voting separately as a single class, without regard to series, will be required for any amendment, alteration or repeal of the Articles of Incorporation which would adversely affect the preferences, rights, powers or privileges of the Series D Preferred Stock and any such other series of the Company's preferred stock. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 662/3% of the outstanding shares of the Series D Preferred Stock and any other series of preferred stock of the Company ranking on a parity with the Series D Preferred Stock either as to dividends or upon distribution of assets, voting as a single class, without regard to series, will be required to create, authorize or issue, or reclassify any authorized stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to the Series D Preferred Stock or ranking prior to any other series of Preferred Stock of the Company which ranks on a parity with the Series D Preferred Stock as to dividends or upon a distribution of assets. The Articles of Incorporation may be amended to increase the number of authorized shares of preferred stock of the Company without the vote of the holders of the outstanding preferred stock, including the Series D Preferred Stock.

         Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Stock, in the event of any Liquidation, the holders of the Series D Preferred Stock, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each share of Series D Preferred Stock, an amount equal to the sum of $50.00 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series D Preferred Stock and shares of any other class of outstanding Preferred Stock, the holders of Series D Preferred Stock and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series D Preferred Stock and such other shares are respectively entitled upon Liquidation.

         Redemption.  The Series D Preferred  Stock is not  redeemable  prior to
January 22, 1996. On and after such date, the Series D Preferred Stock is redeemable in cash at the option of the Company, in whole or in part, from time to time, at redemption prices declining to $50.00 per share on and after January 15, 2003, plus accrued and unpaid dividends to the date fixed for redemption.

         The Series D Preferred Stock is not entitled to the benefits of any sinking fund.

Certain Provisions of the Articles of Incorporation and By-laws of Conseco

         Certain provisions of the Articles of Incorporation and the Code of By-laws of Conseco (the "Bylaws") may make it more difficult to effect a change in control of Conseco if the Board of Directors determines that such action would not be in the best interests of the shareholders. It could be argued, contrary to the belief of the Board of Directors, that such provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices involving a premium over then recent market quotations for the Common Stock.
The most important of those provisions are described below.

         The Articles of Incorporation authorize the establishment of a classified Board of Directors pursuant to the By-laws. The By-laws, in turn, provide that the Directors serve staggered three-year terms, with the members of only one class being elected in any year.

         A classified Board of Directors may increase the difficulty of removing incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of Conseco by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

         The Articles of Incorporation provide that holders of Conseco's voting stock shall not be entitled to vote on certain business transactions (defined to include, among other things, certain mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of Conseco's assets) with certain related persons (which includes persons beneficially owning more than 10% of Conseco's outstanding voting stock), nor may such business combination transactions be effected, unless (i) the relevant business combination shall have been approved by two-thirds of the continuing directors or (ii) the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of Conseco's Common Stock or Preferred Stock in the business combination for each such share of Common Stock or Preferred Stock shall be at least equal to the highest per share price paid by the related person in order to acquire any shares of Common Stock or Preferred Stock, as the case may be, beneficially owned by such related person.

         As discussed above, Preferred Stock may be issued from time to time in one or more series with such rights, preferences, limitations and restrictions as may be determined by the Board of Directors. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of Conseco and could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control.

         The provisions of the Articles of Incorporation regarding the classified Board of Directors and certain business combination transactions may not be amended without the affirmative approval of holders of not less than 80% of the outstanding voting stock of Conseco.

         The By-laws may be amended by majority vote of the Board of Directors.

Certain Provisions of Corporate and Insurance Laws

         In addition to Conseco's Articles of Incorporation and By-laws, certain provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of Conseco.

         Under the Indiana Business Corporation Law (the "IBCL"), a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

         The IBCL  provides  that no  business  combination  (defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving a corporation and an interested shareholder (defined to include any holder of 10% or more of such corporation's voting stock) may be entered into unless (1) it has been approved by the board of directors of the corporation or (2) (a) five years have expired since the acquisition of shares of the corporation by the interested shareholder, (b) all requirements of the Articles of Incorporation relating to business combinations have been satisfied and (c) either (i) a majority of shareholders of the corporation (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of a corporation's shares.


         The IBCL also provides that when a target corporation (such as Conseco), incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquiror or any officer or inside director of the target) consider and vote upon whether the acquiror shall have voting rights with respect to the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. In order for these provisions of the IBCL not to apply to a particular Indiana company, the company must affirmatively so provide in its articles of incorporation or bylaws.

         In addition, the insurance laws and regulations of the jurisdictions in which Conseco's insurance subsidiaries do business may impede or delay a business combination involving Conseco.

                        DESCRIPTION OF DEPOSITARY SHARES

         The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts and is qualified in its entirety by reference to the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock, as well as the Company's Articles of Incorporation or any required amendment thereto describing the applicable series of Preferred Stock.

General

         The Company may, as its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") to be entered into by the

Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

         The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in the number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.



Dividends and Other Distributions

         The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders. The Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

         In the event of a distribution other than in cash in respect of the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including a public or private sale, of such property, and distribution of the net proceeds from such sale to such holders.

         The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

Conversion and Exchange

         If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

Redemption of Depositary Shares

         If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

Voting

         Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock
Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting any of the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

Record Date

         Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Withdrawal of Preferred Stock

         Upon surrender of Depositary Receipts at the principal office of the Preferred Stock Depositary, upon payment of any unpaid amount due the Preferred Stock Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

Amendment and Termination of the Deposit Agreement

         The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred

Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

         Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the
Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

Charges of Preferred Stock Depositary

         The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

Miscellaneous

         The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

         Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

         The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of the Deposit Agreement" above.


                             DESCRIPTION OF WARRANTS

General


         The Company may issue Warrants to purchase Securities, and such Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.


         The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                              PLAN OF DISTRIBUTION

         Conseco may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Offers to purchase Securities may be solicited by agents designated by Conseco from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Conseco to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

         If Securities are sold by means of an underwritten offering, Conseco will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

         If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, Conseco will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase Securities may be solicited directly by Conseco and the sale thereof may be made by Conseco directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Conseco against certain liabilities, including liabilities under the Securities Act.

         Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Conseco and its subsidiaries in the ordinary course of business.

         Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Conseco. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Conseco to indemnification or contribution by Conseco against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Conseco and its subsidiaries in the ordinary course of business.

        If so indicated in the applicable Prospectus Supplement, Conseco may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from Conseco at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by Conseco.


                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable Prospectus Supplement, the legal validity of Securities will be passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel of Conseco. Mr. Inlow is a full-time employee and an officer of Conseco and owns 245,876 shares and holds options to purchase 762,000 shares of Conseco common stock.


                                     EXPERTS

         The consolidated financial statements and schedules of Conseco as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:



                  SEC registration fee.........................................         $  103,449
                  NASD filing fee..............................................               *
                  Accounting fees and expenses.................................               *
                  Blue sky fees and expenses...................................               *
                  Legal fees and expenses......................................               *
                  Printing and engraving fees..................................               *
                  Rating agency fees...........................................               *
                  Miscellaneous................................................               *
                                                                                        -------
                            TOTAL..............................................         $     *
                                                                                        =======

*        To be supplied by amendment.

         All expenses except SEC registration fee are estimated.


Item 15. Indemnification of Directors and Officers.

         The IBCL grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The Code of By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of the Registrant, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

         Reference is made to the proposed forms of underwriting agreements to be filed as Exhibits 1.1 and 1.2 hereto, pursuant to which the underwriters will agree to indemnify Conseco's directors and officers who sign the Registration Statement against certain liabilities which might arise under the Securities Act from information furnished to Conseco by such underwriters.

Item 16.  Exhibits.


     1.1 Form of Underwriting Agreement - Debt Securities. ((i) An Underwriting Agreement relating to Securities to be distributed outside the United States or for Securities denominated in foreign currencies or foreign currency units or (ii) any Selling Agency or Distribution Agreement with any Agent will be filed as an exhibit to a Current Report of Form 8-K and incorporated herein by reference.)


*    1.2  Form of Underwriting Agreement - Equity

     3.1 Amended and Restated Articles of Incorporation of Conseco were filed with the Commission as Exhibit 3.1 to the Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.1 to Conseco's Annual Report on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as
          Exhibit 3.1.2 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1989; and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.3 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1993, and are incorporated herein by this reference.

     3.2 Amended and Restated By-Laws of Conseco effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to its Registration Statement on Form S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No. 2 to its Registration Statement on Form S-1, No. 33-4367; and are incorporated herein by this reference.


     4.1 Form of Senior Indenture, dated as of -----, 1995, between Conseco and ----------, as Trustee.

     4.2 Form of Subordinated Indenture, dated as of -----, 1995, between Conseco and ---------, as Trustee.

          The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

     4.3  Form of Deposit Agreement.

          The form of such Deposit Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

     4.4  Form of Warrant Agreement.

          The form of such Warrant Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

          Any amendment to the Company's Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

* 5.1 Opinion of Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel of Conseco.

**  12.1  Computation  of Ratio of Earnings to Fixed  Charges and  Preferred
          Stock Dividends.

    23.1  Consent of Coopers & Lybrand L.L.P.

*   23.2  Consent of Lawrence W. Inlow (included in Exhibit 5.1).

**24.1.2  Power of Attorney of Donald F. Gongaware.

**24.1.3  Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, Louis
          P. Ferrero and Dennis E. Murray, Sr.

* 24.1.4  Power of Attorney of Ngaire E. Cuneo.

* 25.1 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of the Trustee under the Senior Indenture.

* 25.2 Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, of the Trustee under the Subordinated Indenture.

* To be supplied by amendment.
** Previously filed.


Item 17.  Undertakings.

         (a) Rule 415 Offering

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Acceleration of Effectiveness

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) Qualification of Trust Indenture Act of 1939 for Delayed Offerings

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 26th day of December, 1995.


                                CONSECO, INC.

                                By:/s/ Lawrence W. Inlow
                                   ---------------------
                                Lawrence W. Inlow, Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities on December 26, 1995.


     Signature                       Title (Capacity)
     ---------                       ---------------

       *
------------------     Chairman of the Board, President and Chief
Stephen C. Hilbert       Executive Officer (Principal Executive
                         Officer)

       *
------------------     Executive Vice President and Chief Financial Officer and
Rollin M. Dick           Director (Principal Financial Officer and Principal
                         Accounting Officer)


------------------     Director
Ngaire E. Cuneo


------------------    Director
David R. Decatur


       *               Director
------------------
Louis P. Ferrero

       *               Director
-------------------
Donald F. Gongaware


                       Director
-------------------
M. Phil Hathaway


                       Director
-------------------
James D. Massey

       *               Director
---------------------
Dennis E. Murray, Sr.


*By:/s/ Karl W. Kindig
    ------------------
       Karl W. Kindig, Attorney-in-fact